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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-72888) pertaining to the Odyssey HealthCare, Inc. Stock Option Plan, the Odyssey HealthCare, Inc. 2002 Equity-Based Compensation Plan and the Odyssey HealthCare, Inc. Employee Stock Purchase Plan of our report dated January 31, 2003, except for Note 7 as to which the date is February 24, 2003, with respect to the consolidated financial statements of Odyssey HealthCare, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


Dallas, Texas
March 25, 2003